Exhibit 99m


                          Amendment No. 1 to Schedule A
                     of the Service Plan for the PBHG Funds

This Schedule A to the Service Plan on behalf of the PBHG Funds is amended as of the _________ day of 2001 to add the PBHG IRA Capital Preservation Fund, PBHG Disciplined Equity Fund, PBHG New Perspective Fund, PBHG REIT Fund and PBHG Clipper Focus Fund.

                                   SCHEDULE A

NAME OF FUND                       ANNUAL AMOUNT OF SERVICE FEE      DATE ADDED
------------                       ----------------------------      ----------
                                   (as a percentage of average
                                        daily net assets)

PBHG Growth Fund                              0.25%                July 16, 2001

PBHG Emerging Growth Fund                     0.25%                July 16, 2001

PBHG Large Cap Growth Fund                    0.25%                July 16, 2001

PBHG Select Equity Fund                       0.25%                July 16, 2001

PBHG Core Growth Fund                         0.25%                July 16, 2001

PBHG Large Cap 20 Fund                        0.25%                July 16, 2001

PBHG Large Cap Value Fund                     0.25%                July 16, 2001

PBHG Mid-Cap Value Fund                       0.25%                July 16, 2001

PBHG Small Cap Value Fund                     0.25%                July 16, 2001

PBHG Focused Value Fund                       0.25%                July 16, 2001

PBHG Cash Reserves Fund                       0.25%                July 16, 2001

PBHG Technology & Communications              0.25%                July 16, 2001
Fund

PBHG Strategic Small Company Fund             0.25%                July 16, 2001

PBHG Global Technology &                      0.25%                July 16, 2001
Communications Fund

PBHG Disciplined Equity Fund                  0.25%

PBHG IRA Capital Preservation Fund            0.25%

PBHG New Perspective Fund                     0.25%

PBHG REIT Fund                                0.25%

PBHG Clipper Focus Fund                       0.25%